Exhibit (e)

Rule 466 Certification

The Depositary, ConvergEx Depositary, Inc., represents and certifies the following:

1.	That it previously has filed a Registration Statement on Form F-6 (Registration No. 333-197668), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this F-6 Registration Statement; and

2.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CONVERGEX DEPOSITARY, INC.
As Depositary

By:	/s/ Scott P. Brown
Name: Scott P, Brown
Title: Counsel

8